City National Bancshares Corporation

Computation of Earnings Per Common Share on a
Primary & Fully Diluted Basis

In thousands, except per share data
                                       Nine Months Ended     Three Months Ended
                                          September 30,         September 30,
                                     -------------------------------------------
                                           1997       1996       1997       1996

Net income .........................   $    760   $    710   $    255   $    145
Dividends paid on
  preferred stock ..................         44          2       --            2
                                       --------   --------   --------   --------
Net income applicable
 to primary common shares ..........        716        708        255        143

Interest expense on
 convertible subordinated
 debentures, net of income
 tax ...............................          9          9          3          3
                                       --------   --------   --------   --------
Net income applicable to
 fully diluted common
 shares ............................   $    725   $    717   $    258   $    146
                                       ========   ========   ========   ========
Number of average common
 shares
Primary ............................    114,141    112,855    114,141    114,141
                                       ========   ========   ========   ========
Fully diluted:
 Average common shares
  outstanding ......................    114,141    112,855    114,141    114,141
 Average convertible
  subordinated debentures
  convertible to common
  shares ...........................     13,850     13,850     13,850     13,850
                                                                        --------
                                        127,991    126,705    127,991    127,991
                                                                        ========

Net income per common  share

    Primary ........................   $   6.27   $   6.27   $   2.22   $   1.25
    Fully diluted ..................       5.66       5.66       2.00       1.14
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